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                                                                    EXHIBIT 10.1


                              TERMINATION AGREEMENT


     THIS TERMINATION AGREEMENT (the "Agreement"), is made and entered as of March 18, 1996 (the "Effective Date"), by and between BAXTER HEALTHCARE CORPORATION, a Delaware corporation ("Baxter"), and IMRE CORPORATION, a Delaware corporation ("IMRE").

                                    RECITALS

     WHEREAS, Baxter and IMRE are parties to a distribution agreement, dated as of February 15, 1994, and amended on March 22, 1995, pursuant to which IMRE has appointed Baxter as IMRE's exclusive distributor of the PROSORBA-Registered Trademark- column (the "Column") for use in treating thrombocytopenia in the United States and Canada (the "Distribution Agreement"); and

     WHEREAS, Baxter and IMRE desire to terminate the Distribution Agreement and to provide for certain obligations of the parties to facilitate such transition;

     NOW, THEREFORE, in consideration of these premises and the mutual covenants set forth herein, the parties hereto agree as follows:

     1. TERM OF AGREEMENT. This Agreement commences on the Effective Date and shall continue in force until its expiration on the first anniversary of the Effective Date.

     2. TERMINATION OF DISTRIBUTION AGREEMENT. On May 1, 1996, the Distribution Agreement shall terminate in its entirety and forever thereafter be of no force and effect, except as set forth below. Notwithstanding the foregoing, Baxter's obligation to make payments owed to IMRE under the Distribution Agreement shall survive such termination, and Baxter's obligations under Article 14 (Confidentiality) of the Distribution Agreement shall survive such termination for five (5) years from the Effective Date.

     3.   PRE-TERMINATION BAXTER COVENANTS.  Prior to May 1, 1996, Baxter shall:

          (a) send a letter to all customers who purchased Columns from Baxter within the six month period prior to the Effective Date, informing them that, as of May 1, 1996, Baxter no longer will distribute the Columns and that they may purchase Columns directly from IMRE, and giving them the IMRE 800 number for placing orders;

          (b) provide to IMRE a report listing (i) all existing customer price contracts that include Columns; (ii) the names of the customers party to such contracts; and (iii) a summary of the terms relating to Column purchases under such contracts; such information subject to existing confidentiality limitations imposed in the individual customer agreements;

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          (c)  provide to IMRE a list of all Baxter customers who placed orders for Columns between April 1994 and May 1, 1996, including their names, shipping and billing addresses, telephone numbers, contact persons and order history;

          (d) inform Baxter Quality Assurance and Clinical Education Services that the Distribution Agreement has terminated and require that such units inform all entities or persons making Column-related calls and inquiries that they may call IMRE Clinical Services and inform such entities or persons of IMRE's 800 telephone number;

          (e) return all marketing collateral relating to Columns to IMRE, including without limitation the sales pieces, reprints, cassettes, portable exhibit booths, post-its, pens, sales binders, correspondence to field sales and customers, Fast Facts and presentation materials relating to Columns; provided, however, that such marketing collateral does not include Baxter's trademarks, logo, corporate name or similar information; and provided further that any such marketing collateral that was purchased or prepared by Baxter at its expense shall be returned only if IMRE agrees to pay Baxter its verifiable costs for such collateral;

          (f) notify attendees at the Santa Fe apheresis conference to be held in March 1996 (the "Conference"), that as of May 1, 1996, customers may purchase Columns directly from IMRE. Such notice shall be effected at least by distributing to all attendees who visit Baxter's booth announcement cards that describe the change and provide IMRE's address and 800 telephone number. The announcement cards shall be prepared by IMRE subject to Baxter's reasonable approval;

          (g) the Baxter staff at the Conference shall direct any attendees who inquire about the Columns or the treatment of thrombocytopenia to speak with the IMRE representative (if any), who will be permitted to attend Baxter's booth and distribute IMRE product literature to attendees.

     4. ONGOING BAXTER COVENANTS. Commencing on May 1, 1996, and continuing until the expiration of this Agreement, Baxter shall:

          (a) inform all customers inquiring about the purchase of Columns that they can be ordered directly from IMRE and forward all such inquiries to IMRE including providing IMRE the name and telephone number of such customers; and

          (b) through September 1, 1996, allow IMRE Column customers who seek reimbursement assistance services to contact HTA directly to obtain such reimbursement service, provided that IMRE agrees to use reasonable efforts to transfer such services to a vendor of IMRE's choosing no later than September 1, 1996 (see also section 5(a) below).


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     5.   IMRE COVENANTS.

          (a) IMRE agrees to pay Baxter, pursuant to Baxter invoices submitted to IMRE directly, for the actual amounts billed to Baxter by HTA in connection with HTA reimbursement services provided IMRE customers pursuant to Section 4(c) of this Agreement;

          (b) IMRE agrees to notify Baxter whether it wishes to repurchase any Columns remaining in Baxter's inventory pursuant to Article 4.6 of the Distribution Agreement;

          (c) During April 1996, IMRE agrees to ship Columns, according to Baxter's reasonable instructions, directly to customers of Baxter that purchased Columns through Baxter, if Baxter runs out of Column inventory. IMRE will bill Baxter for the transfer price of such Columns and for all costs and expenses of such shipments, including freight and related shipping expenses.

          (d) IMRE agrees that during the ten-day period from May 1, 1996 through May 10, 1996, Baxter may content to sell its remaining inventory of Columns to customers who have patients ready for treatment, provided that such treatment takes place prior to Columns' expiration date of May 31, 1996.

     6. EFFECT OF TERMINATION. The following provisions of the Distribution Agreement shall survive its termination pursuant to this Agreement:

          (e) Articles 9 (Complaint Reporting) and 11 (Recall) shall continue in full force and effect until the first anniversary of the Effective Date of this Agreement;

          (f) Articles 10 (Guarantee, Warranty and Liability) and 13 (Governing Law, Dispute Resolution) shall remain in full force and effect until the fifth anniversary of the Effective Date of this Agreement.

     7. MISCELLANEOUS. This Agreement and the Distribution Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and any other agreements or understandings of the parties are superseded and void. Neither this Agreement nor any provision hereof may be amended or otherwise modified except by an instrument duly executed by each of the parties hereto. Neither party may disclose the financial terms of this Agreement to any third party without the prior written consent of the other. This Agreement shall be governed by and interpreted in accordance with the laws of California (without reference to its law of conflict of laws). This Agreement may be signed in one or more counterparts.


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IN WITNESS WHEREOF, the parties hereto through their respective duly authorized officers have executed this Agreement.


IMRE CORPORATION                             BAXTER HEALTHCARE CORPORATION

By:     /s/DebbyJo Blank                     By:     /s/Lawrence P. Guiheen
        --------------------------------             ---------------------------

Name:   DebbyJo Blank, M.D.                  Name:   Lawrence P. Guiheen
        --------------------------------             ---------------------------

Title:  President and Chief                  Title:  Vice President, Marketing
        Operating Officer                            ---------------------------
        --------------------------------


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